UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 23, 2014

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

16795 Von Karman Ave., #240

Irvine, CA 92606

(Address of principal executive offices)

949-525-4466

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2014, Adaptive Medias, Inc. (the “Company”) entered into a Management Consulting and Technology License Agreement (the “Agreement”) with OneScreen, Inc. (“OneScreen”). The Agreement provided, among other things, that the Company would provide certain management services and non-exclusively license the intellectual property of the Company’s wholly owned subsidiary, Ember, Inc., to OneScreen in exchange for an 80% share of OneScreen’s net revenue. The Agreement was retroactive to December 1, 2013 and extended through March 31, 2014 with unlimited automatic one-month renewals thereafter. On April 23, 2014, OneScreen and the Company entered into an amendment to the Agreement (the “Amendment”) which provided that the monthly amount payable by OneScreen to the Company thereunder was and shall be the greater of (i) 80% of all monthly net revenue of OneScreen or (ii) $50,000.00.

The foregoing text of this Item 1.01 is qualified in its entirety by the Amendment, attached hereto as Exhibit 99.1. The terms of the Amendment are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 99.1	Amendment to Management Consulting and Technology License Agreement dated April 23, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2014	ADAPTIVE MEDIAS, INC.

/s/ Qayed Shareef
Qayed Shareef Chief Executive Officer